RESALE PROSPECTUS

                          TELECOM WIRELESS CORPORATION

                                 UP TO 2,253,732
                              SHARES OF COMMON STOCK

         WHICH THE SELLING SHAREHOLDERS MAY RESELL UNDER THIS PROSPECTUS


     You should read this resale prospectus carefully before you invest. This prospectus relates to 2,253,732 shares of common stock $.001 par value per share (the "Common Stock") of Telecom Wireless Corporation (the "Company"). The stockholders of the Company listed in the "Selling Stockholders" section of this resale prospectus may offer and resell shares of Common Stock under this resale prospectus for their own accounts. Telecom Wireless Corporation will not receive any proceeds from the resale of these shares by the selling stockholders.

     These shares were issued or are issuable to the selling stockholders and others as follows

(i) 800,000 shares issued and issuable under the Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Plan") pursuant to written compensation agreements and otherwise; and

(ii)     1,453,732  shares issuable under Non-Qualified Stock Option Agreements.

     The selling stockholders may offer their common stock through public or private transactions, at prevailing market prices or at privately negotiated prices. These future prices are not currently known.

     Telecom Wireless Corporation stock is traded on the Nasdaq OTC Bulletin Board under the symbol "NOYR". On March 9, 2000, the last reported sale price for the common stock on the Nasdaq OTC Bulletin Board was $5.0625 per share.

     See Risk Factors beginning on page 2 to read about factors you should consider before buying shares of common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is March 15, 2000

                                  RISK FACTORS

     You should carefully consider the risks described below before deciding whether to invest in Telecom Wireless Corporation. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually materialize, the business, financial condition and results of operations of Telecom Wireless could be materially and adversely affected. In such a case, the trading price of Telecom Wireless' common stock could decline, and you could lose all or part of your investment.

TELECOM  WIRELESS  HAS  EXPERIENCED  DIFFICULTY  IMPLEMENTING  ITS BUSINESS PLAN

     Telecom Wireless has an ambitious business plan that it has been attempting to implement since April 1999. Since the company has experienced difficulty obtaining financing from traditional sources, execution of most of its business plan has been delayed. There can be no assurance that the business plan can be implemented and successfully executed.

SUBSTANTIAL DOUBT EXISTS AS TO TELECOM WIRELESS' ABILITY TO CONTINUE AS A GOING CONCERN

     The independent auditor's report on the June 30, 1999, financial statements of Telecom Wireless contains an explanatory paragraph that indicates there is substantial doubt as to the company's ability to continue as a going concern. Management projects that Telecom Wireless will continue to incur net losses and experience negative cash flow for the foreseeable future. This will require substantial amounts of capital. As of the date of this prospectus, management does not have commitments for additional financing and cannot be sure that Telecom Wireless will be able to obtain any such commitments at all or upon reasonable terms and conditions.

FAILURE TO INTEGRATE ACQUISITIONS SUCCESSFULLY MAY ADVERSELY AFFECT TELECOM WIRELESS' OPERATING RESULTS

     The success of Telecom Wireless will depend to a great extent on its ability to integrate the operations and management of the businesses that it has acquired and businesses that it may acquire in the future. Consolidating acquired businesses and integrating regional operations may take a significant period of time, will place a significant strain on Telecom Wireless' resources and could prove to be more expensive than expected. Telecom Wireless may increase expenditures to accelerate the integration and consolidation of its acquired operations, but it cannot guarantee this result nor can the company assure investors that its resources will be sufficient to successfully implement its expansion program.

MANAGEMENT'S  PLANNED  AGGRESSIVE GROWTH WILL STRAIN TELECOM WIRELESS' RESOURCES

     Management intends to expand the operations of Telecom Wireless rapidly through acquisitions by aggressively pursuing companies that provide or can provide a national network system and infrastructure and then expand the network through the acquisition and installation of necessary equipment, extensive marketing efforts in new locations and the employment of qualified technical, marketing and customer support personnel. This rapid growth will place a significant strain on our managerial, operational and financial resources.

     To manage our growth, management must improve the operational systems, procedures and controls of Telecom Wireless on a timely basis by centralizing and standardizing Telecom Wireless' operations and upgrading and replacing outdated infrastructure. If the demands placed on its network resources by a growing subscriber base outpace its growth and operating plans, the quality and reliability of our service may decline and relationships with customers may be harmed as a result.

IF TELECOM WIRELESS IS UNABLE TO ESTABLISH SATISFACTORY PEERING RELATIONSHIPS, COSTS MAY INCREASE

     Management intends to establish and maintain "peering" relationships with other ISPs and with CLECs so that Telecom Wireless can exchange traffic without paying transit costs. If management is unable to establish adequate peering relationships, our costs will increase and our revenues could decrease. This would harm the business, financial condition and results of operations of Telecom Wireless.

IF SUPPLIERS FAIL TO PROVIDE TELECOM WIRELESS WITH THE EQUIPMENT IT NEEDS, WE MAY LOSE CUSTOMERS

     There are only a limited number of businesses that can supply Telecom Wireless with the key components it will need for its planned network infrastructure, including telecommunications services and networking equipment. Management cannot be certain that suppliers and telecommunications carriers will continue to sell or lease their products and services to Telecom Wireless at commercially reasonable prices or at all. If there are delays in receiving this equipment, Telecom Wireless may not be able to service its customers. Difficulties in developing alternative sources of supply, if required, could adversely affect its business, future financial condition or operating results. Moreover, failure of telecommunications providers to provide the data communications capacity required by Telecom Wireless for any reason could cause interruptions in its ability to provide access services to its customers, which may materially and adversely affect our business, financial condition and operating results.

ACQUISITIONS OF ISP SUBSCRIBERS MAY RESULT IN SUBSCRIBER CANCELLATIONS DUE TO BILLING PROBLEMS AND UNFAMILIARITY WITH TELECOM WIRELESS' SERVICE

     As part of management's growth strategy, Telecom Wireless may acquire businesses, products, technologies and other assets, including ISP subscriber accounts, or enter into joint venture arrangements that complement our businesses. In an acquisition of ISP subscribers, Telecom Wireless may experience subscription cancellations in the short-term period following the acquisition due to the lack of the acquired subscribers' familiarity with Telecom Wireless as their ISP and billing issues that may arise due to poor record keeping and billing administration by the selling company.

ACQUISITIONS OF COMPANIES MAY DISRUPT TELECOM WIRELESS' BUSINESS AND DISTRACT MANAGEMENT DUE TO DIFFICULTIES IN ASSIMILATING PERSONNEL AND OPERATIONS

     If Telecom Wireless acquires another company, Telecom Wireless could encounter difficulties in assimilating the acquiree's personnel and operations. This may disrupt our ongoing business and distract management, as well as result in unanticipated costs and difficulty in maintaining standards, controls and procedures. Telecom Wireless may be required to incur debt or issue equity securities to pay for any future acquisitions or to fund any losses or unanticipated costs of the combined companies.

TELECOM  WIRELESS  IS  SUBJECT TO ALL RISKS FACED BY START-UP INTERNET COMPANIES

     Telecom Wireless may encounter certain risks and difficulties in building and operating a business in the rapidly evolving telecommunications sector, especially given its limited operating history:

* Future revenues will depend heavily on management's ability to acquire businesses, to attract and retain subscribers and business customers, and to increase per subscriber revenues.

* The telecommunications services business, including the Internet services sector, is extremely competitive and is changing rapidly. Competition could result in loss of customers and reduction of revenues. Most of our competitors have significantly greater market presence, brand recognition, and financial, technical and personnel resources than Telecom Wireless has, and many have extensive coast-to-coast Internet backbones and large customer bases.

* We expect increasing competition from Internet service providers using alternative technologies including:

     - telecommunications providers that bundle Internet access with basic local and long distance telecommunications services, which could force Telecom Wireless to price its services at a level that would have an adverse effect on its business, financial condition and results of operations;

     - major cable companies such as AT&T as they begin to offer Internet connectivity through their cable infrastructure, which is designed to increase the  connection  speed  to  the  Internet;  and

     - other alternative service companies that are approaching the Internet connectivity market with various wireless terrestrial and satellite-based service technologies, which currently offer high-speed Internet access to business customers.

* Management expects Telecom Wireless to encounter significant pricing pressure as a result of competition and advances in technology.

* Telecom Wireless will rely on a combination of copyright, trademark and trade secret laws to protect its proprietary rights. Management cannot be certain that the steps we, or the companies we have acquired, have taken will be adequate to prevent the misappropriation of Telecom Wireless' technology or that third parties, including competitors, will not independently develop technologies that are substantially equivalent or superior to Telecom Wireless' proprietary technology.

MARKET  OVERHANG  AND  SHARES  AVAILABLE  FOR  FUTURE  SALE

     The market price of Telecom Wireless' common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of the stock and could also harm Telecom Wireless' ability to raise additional capital by selling equity securities. Telecom Wireless has registered for public sale in the registration statement of which this prospectus is a part 800,000 shares of its common stock issuable under its Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Plan") (of which 246,514 shares have been issued or reserved for issuance upon exercise of granted options) and 1,453,732 shares issuable under non-qualified stock options granted otherwise than under the Plan. Telecom Wireless also has registered for public sale 3,571,806 shares of its common stock in connection with registration rights granted to security holders who are not officers, directors or employees of the company, and expects to register additional shares for public sale in the near future in amounts presently unknown. Based on a market price of the common stock of $6-7/8 per share as of February 16, 2000, and as of that date, Telecom Wireless had outstanding and had agreed to issue options, warrants and convertible securities for the purchase of up to approximately 9,936,134 shares of common stock (including those referred to above) at an average price of $7.30 per share, representing approximately 35% of the company's outstanding shares of common stock on a fully-diluted basis as of that date. In addition, 13,725,000 shares issued by Telecom Wireless in connection with its acquisition of Phoenix Communications, Inc., in a private transaction will become eligible for sale in the public market under SEC Rule 144 in April 2000. 12,400,000 of these shares are held by current officers or directors of Telecom Wireless. However, officers of the Company have entered into stock sale restriction agreements and, in addition, are subject to the sale limitations of SEC Rule 144(e) as described herein.


                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of the management of Telecom Wireless Corporation concerning future results and events.

     The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe the objectives, plans or goals of Telecom Wireless are or may be forward-looking statements.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Telecom Wireless to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed above under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this prospectus:

* the timing, impact and other uncertainties related to pending and future acquisitions by Telecom Wireless;

*     the  impact  of  new  technologies;

* changes in laws or rules or regulations of a governmental agency, including the Federal Communications Commission;

* changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations; and
*     interest  rate  fluctuations  and  other  capital  market  conditions.

     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Telecom Wireless. The forward-looking statements in this prospectus are made only as of the date of this prospectus and Telecom Wireless does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. Telecom Wireless cannot assure you that projected results will be achieved.

                                 USE OF PROCEEDS

     Because this prospectus is solely for the purpose of permitting the selling stockholders to offer and sell shares, Telecom Wireless will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds. However, Telecom Wireless will receive the proceeds from any exercise of stock options which will be used for general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

     This offering is solely for the purpose of allowing selling stockholders to sell shares. The selling stockholders may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the selling stockholders will determine the price for their shares.

                                    DILUTION

     This offering is for sales of shares by selling stockholders. Such sales will not result in any dilution to the net tangible book value per share of the common stock of Telecom Wireless before and after the sales. Prospective investors should be aware, however, that the market price of shares being sold may not bear any rational relationship to net tangible book value per share. As of December 31, 1999, the net tangible book value per outstanding share of the common stock of Telecom Wireless was a negative $.21 per share. Thus, exercise of the options will be non-dilutive.

                              SELLING STOCKHOLDERS

     The selling stockholders acquired beneficial ownership of all the shares offered for resale pursuant to this prospectus in compensatory transactions. These transactions include stock bonuses for employees and certain newly-hired officers and stock options issued or issuable under (i) the Amended and Restated 1999 Stock Option and Restricted Stock Plan pursuant to written compensation agreements or otherwise, and (ii) non-qualified stock option agreements granted pursuant to written compensation agreements with officers and key employees. A shareholder is deemed to beneficially own shares held in his or her name and certain shares he or she does not own but has the right to acquire upon option exercise or otherwise within 60 days after the date of this prospectus.

The  following  table  shows:

* The name of each selling stockholder who is an officer and/or director of Telecom Wireless or who beneficially owns more than 1,000 shares of its restricted common stock;

* how many shares the selling stockholder beneficially owns as of March 9, 2000;

*     how  many shares the selling stockholder can resell under this prospectus;
and

* assuming a selling stockholder sells the maximum number of shares that may be resold pursuant to this prospectus, how many shares the selling stockholder will beneficially own after completion of the offering.

     We may amend or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares that may be resold.


                                   No. of
                        Shares  Beneficially  Owned
                        ----------------------------
                                           Option                   No. of
                                           Shares      No. of       Shares
                                         Included in   Shares       Owned
 Name                        Total         Total      Offered    After  Sale
-----                        ------        ------     --------   ------------

Rachpal Brar. . . . . . .           2,600          0      2,600             0
Patrick Delaney . . . . .           1,972          0      1,772           200
Harry Elia(4) . . . . . .           4,431          0      4,431             0
Robert L. Fredrick(1, 2).         666,667    166,667    166,667       500,000
Beth Geerts . . . . . . .           1,772          0      1,772             0
Esper Gullatt, Jr.(1, 2).         228,278     66,667     66,667       161,611
Paul Hart(1). . . . . . .          20,000          0     20,000             0
Joseph Helfer . . . . . .           5,524          0      5,524             0
Don Kracke. . . . . . . .           3,545          0      3,545             0
Scott Lennartson(4) . . .           2,659          0      2,659             0
Rick Lowe . . . . . . . .           3,840          0      3,840             0
Thomas Newman . . . . . .           5,317          0      5,317             0
Shawn Richmond(4) . . . .           3,249          0      3,249             0
James C. Roberts(1, 2, 3)      11,616,634    700,000    700,000    10,949,967
Lynne K. Roberts(1, 2, 3)      10,982,901     33,333     33,333    10,949,967
Stuart Schoenfeld . . . .           1,772          0      1,772             0
Calvin D. Smiley(1, 2). .         228,278     66,667     66,667       161,611
Jerry "Michau" Yuen(1). .          10,500          0     10,500             0
_____________________

(1)     Executive  officer  and/or  director  of  Telecom  Wireless  as follows:

James C. Roberts       Chairman of the Board of Directors
Calvin D. Smiley       President, Chief Executive Officer and Director
Robert L. Fredrick     Senior Vice President
Lynne K. Roberts       Vice President-Human Resources and Secretary
Paul Hart              Chief  Executive Officer  of  an operating  subsidiary
                       to  be  formed
Esper Gullatt, Jr.     President of an operating subsidiary to be formed
Jerry "Michau" Yuen    Executive Vice  President-Business  Development  of an
                       operating subsidiary  to  be  formed

                                        6

(2) Officers of Telecom Wireless have entered into stock sale restriction agreements described elsewhere herein.

(3) Of the shares beneficially owned by Mr. Roberts, 10,616,333 are owned of record by The Roberts Family Trust, of which Mr. Roberts and Lynne K. Roberts, his spouse, are sole trustees, and 300,000 are owned of record by Mrs. Roberts. Includes 666,667 shares and 33,333 shares issuable upon exercise of stock options owned of record by Mr. Roberts and Mrs. Roberts, respectively, and which become exercisable within 60 days after the date of this prospectus.

(4) The shares offered vest in equal amounts over a three-year period. If the shares fail to vest, then they are required to be transferred to Shawn Richmond.

     After the sales are complete, the selling stockholders beneficially owning 1% or more of the outstanding common stock will be James C. Roberts (60%), Lynne
K. Roberts (60%) and Robert L. Fredrick (3%), based on 18,278,355 shares issued and outstanding as of February 16, 2000. All of the option shares identified in the table above have an exercise price of $10.55 per share.


                              PLAN OF DISTRIBUTION

     Telecom Wireless is registering this offering of shares on behalf of the selling stockholders. Telecom Wireless will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The selling stockholders will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The selling stockholders may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders will determine the prices at which they sell their shares in these transactions. The selling stockholders may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

* a block trade in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

* ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

*     privately  negotiated  transactions.

     The amount of securities to be offered or resold by means of this prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of Telecom Wireless, is limited by SEC Rule 144(e)(1) and (2). The number of shares resold may not exceed, during any three-month period, the greater of:

* 1% of the shares of the class outstanding as shown by the most recent report published by the issuer, or

* the average weekly reported volume of trading in such securities during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

For the purpose of determining the amount of securities sold during any three-month period, the following provisions shall apply:

     (i) Where both convertible securities and securities of the class into which they are convertible are sold, the amount of convertible securities sold shall be deemed to be the amount of securities of the class into which they are convertible for the purpose of determining the aggregate amount of securities of both classes sold;

     (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within one year after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

     (iii) The amount of securities sold for the account of a donee thereof during any period of three months within one year after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

     (iv) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within one year after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable.

     (v) The amount of securities sold for the account of the estate of a deceased person, or for the account of a beneficiary of such estate, during any period of three months and the amount of securities sold during the same period for the account of the deceased person prior to his death shall not exceed, in the aggregate, the amount specified in SEC Rule 144(e) (1) or (2), whichever is applicable; provided, that no limitation on amount shall apply if the estate or beneficiary thereof is not an affiliate of the issuer;

     (vi) When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during any period of three months shall be aggregated for the purpose of determining the limitation on the amount of securities sold;

     (vii) The following sales of securities need not be included in determining the amount of securities sold: securities sold pursuant to an effective registration statement under the Securities Act; securities sold pursuant to an exemption provided by Regulation A under the Securities Act; securities sold in a transaction exempt pursuant to Section 4 of the Securities Act and not involving any public offering; and securities sold offshore pursuant to Regulation S under the Securities Act.

     Officers of Telecom Wireless holding an aggregate of 12,466,333 shares of its common stock and options and warrants for the purchase of an additional 2,923,222 shares of common stock have entered into stock sale restriction agreements whereby they agreed, among other things, that the maximum amount each will sell during any period of 30 consecutive calendar days will not exceed the lesser of $25,000 in gross proceeds or 5,000 shares; that no share will be sold for a price less than $4.25; and that they will not engage in any short sales of the stock. The board of directors may waive any of the restrictions on an individual basis and may terminate the agreement at any time.

     The selling stockholders may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the selling stockholder, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     The selling stockholders may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the selling stockholders would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the selling stockholder. Upon a default by the selling stockholder under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such

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pledgee  or  its  transferee  will  be  identified  in  this  prospectus  by post-effective  amendment  to  the registration statement of which it is a part.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a selling stockholder in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

     The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of Telecom Wireless by the selling stockholders. Telecom Wireless will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.


                                  LEGAL OPINION

     Kruse, Landa & Maycock, L.L.C., Salt Lake City, Utah, has passed upon the legality of the shares offered by this prospectus.


                                     EXPERTS

     Ehrhardt Keefe Steiner & Hottman, P.C., independent auditors, have audited the consolidated equity and cash flows of Telecom Wireless Corporation as of the year ended June 30, 1999 as set forth in the Form SB-2 Registration Statement filed February 24, 2000, which is incorporated by reference in this prospectus and elsewhere in the registration statement.

     The consolidated statements of operations, stockholders' equity and cash flows of Telecom Wireless Corporation and subsidiary for the year ended June 30, 1998 included in this prospectus have been included herein in reliance on the report of Gerstle, Rosen & Associates, P.A., independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

     The balance sheets of America's Web Station as of December 31, 1997 and 1998 and the statements of operations, stockholders' equity and cash flows for the period then ended included in this prospectus have been included herein in reliance on the report of Girardin Baldwin & Associates LLP, independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information included herein, the independent certified public accountants have not audited or reviewed the information and have not expressed an opinion or any other form of assurance with respect to this information.

     The pro forma combined statement of operations and cash flows for the year ended June 30, 1999 have not been audited or reviewed by the independent certified public accountants and they do not express an opinion or purport to give any other form of assurance on them.

     In May 1999, the board of directors of Telecom Wireless appointed Ehrhardt Keefe Steiner & Hottman P.C. to serve as its principal independent accountant for the fiscal year ending June 30, 1999. Gerstle, Rosen & Associates, P.A., reported on the financial statements of Telecom Wireless for the fiscal year

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ended  June  30, 1998.  Its report for that year noted that Telecom Wireless had suffered recurring losses from operations that raised substantial doubt about its ability to continue as a going concern. The same matter was emphasized in the auditor's report for the fiscal year June 30, 1999. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.


                      HOW TO OBTAIN ADDITIONAL INFORMATION

     Telecom Wireless Corporation has filed a registration statement with the Securities and Exchange Commission relating to the securities offered by this prospectus. The prospectus does not contain all of the information set forth in the registration statement. For further information with respect to Telecom Wireless and the securities offered by this prospectus, refer to the registration statement. In addition, Telecom Wireless recently became a public company required to file annual and quarterly reports with the Securities and Exchange Commission. As of the date of this prospectus, no reports have been required to be filed. You may read and copy the registration statement and any materials Telecom Wireless files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site at www.sec.gov where Telecom Wireless' Securities and Exchange Commission filings can be viewed.

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